Exhibit 99.1

Proto Labs Reports Record Revenue and Net Income for the Fourth Quarter

and Full Year 2017

Record Quarterly Revenue of $94.2 million, an increase of 30.2% over 2016

Record Full Year 2017 Revenue of $344.5 million, an increase of 15.6% over 2016

MAPLE PLAIN, Minn. – February 8, 2018 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Highlights include:

●	Revenue for the fourth quarter of 2017 was a record $94.2 million, representing a 30.2 percent increase over revenue of $72.4 million in the fourth quarter of 2016.
●

Fourth quarter revenue included $3.6 million revenue contribution from RAPID Manufacturing (“RAPID”), the New Hampshire company acquired in the fourth quarter of 2017. Excluding the revenue from RAPID and the impact of discontinued services, revenue increased 26.1 percent compared with the prior year’s fourth quarter. Adjusting for the positive impact on revenue from foreign currency exchange rates, revenue growth was 28.3 percent. See “Non-GAAP Financial Measures” below.

●	The number of unique product developers and engineers served totaled 16,985 in the fourth quarter of 2017, an increase of 20.9 percent over the fourth quarter of 2016.
●	Net income for the fourth quarter of 2017 was a record $14.3 million, or $0.53 per diluted share.
●

The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) resulted in a current period net benefit of $1.9 million, with a benefit from the revaluation of deferred tax liabilities partially offset by deemed repatriation of foreign earnings.

●

Non-GAAP net income, excluding the after-tax expense of stock compensation, amortization of intangibles, acquisition costs, impairment on assets, unrealized foreign currency gains and the net benefit in the current period resulting from the Tax Act was $15.7 million, or $0.58 per diluted share. See “Non-GAAP Financial Measures” below.

Additional Fourth Quarter 2017 Highlights include:

●	Gross margin was 56.2 percent of revenue for the fourth quarter of 2017, compared with 55.7 percent for the fourth quarter of 2016.
●	GAAP operating margin was 19.9 percent of revenue during the fourth quarter of 2017, compared to 20.5 percent for the fourth quarter of 2016.
●	Non-GAAP operating margin was 25.1 percent of revenue during the fourth quarter of 2017, compared to 23.1 percent for the fourth quarter of 2016. See “Non-GAAP Financial Measures” below.
●	The Company generated $22.7 million in cash from operations during the fourth quarter of 2017.
●	Cash and investments balance was $131.2 million at December 31, 2017.

“Proto Labs continues to demonstrate its ability to provide solutions to our customers to help them accelerate product development, reduce risk and optimize supply chains by delivering custom parts at unprecedented speeds. The fourth quarter was a strong ending to a great year,” said Vicki Holt, President and Chief Executive Officer. “During the quarter, we delivered double-digit revenue growth in each of our services and in each of our regions on a constant currency basis. We were especially pleased with the growth of revenue from our CNC business, up 37.6 percent organically. We continue to enhance our technology to further expand the services that we can provide to our customers.”

Full Year 2017 Highlights include:

●

Revenue increased 15.6 percent to $344.5 million compared with $298.1 million in 2016. Adjusting for the $3.6 million revenue contribution from RAPID, and the impact of discontinued services, adjusted revenue totaled $340.4 million, an increase of 16.1 percent compared to 2016. See “Non-GAAP Financial Measures” below.

●	Net income for 2017 increased to $51.8 million, or $1.93 per diluted share compared with $42.7 million, or $1.61 per diluted share in 2016.
●

Non-GAAP net income, excluding the after-tax expense of stock compensation, amortization of intangibles, impairment of assets, acquisition costs, unrealized foreign currency gains, legal settlement and the net benefit in the current period resulting from the Tax Act was $57.4 million, or $2.14 per diluted share. See “Non-GAAP Financial Measures” below.

●	Cash generated from operations during the year totaled $81.7 million.

Additional 2017 Highlights include:

●	Completion of our acquisition of RAPID manufacturing in the fourth quarter.
●	Expansion of our service offerings with the launch of insert molding and on demand manufacturing in injection molding and the addition of multi-jet fusion and Polyjet to our 3D printing service.
●	Served over 37,000 product developers during the year, an increase of 18.5 percent.
●	Established a share repurchase program.

“Our accomplishments in 2017, including the acquisition of RAPID and the continued expansion of our services, will allow us to provide more of a total solution to our customers. These accomplishments have positioned us well for continued, sustainable growth in both revenue and earnings. Our customer focus will continue in 2018 as we continue to evolve our sales approach to develop deeper customer relationships, further advance each of our four service offerings, and increase the scale of our operations, with an initial focus on integrating the RAPID acquisition.” concluded Holt.

Non-GAAP Financial Measures

The company has included non-GAAP adjusted revenue growth that excludes the impact of changes in foreign currency exchange rates and non-GAAP adjusted revenue growth that excludes the impact of acquired and discontinued businesses in this press release to provide investors with additional information regarding the company’s financial results. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has included non-GAAP operating margin, adjusted for stock-based compensation expense, amortization expense, acquisition costs, impairment on assets and facilities-related charges (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, impairment on assets, facilities-related charges, acquisition costs, unrealized foreign currency activity, legal settlement, provisional charges related to the tax effect of deemed repatriation of foreign earnings, and revaluation of net deferred tax assets associated with the Tax Act (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided below reconciliations of GAAP to non-GAAP net income, operating margin and revenues, the most directly comparable measures calculated and presented in accordance with GAAP. These non-GAAP measures are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP measures provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its fourth quarter and full year 2017 financial results today, February 8, 2018 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150 or outside the U.S. dial 201-689-8354 at least five minutes prior to the 8:30 a.m. start time. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Proto Labs website and the following link: https://edge.media-server.com/m6/p/jrmdwby8. A replay will be available for 14 days following the call on the investor relations section of Proto Labs’ website.

About Proto Labs, Inc.

Proto Labs is the world's fastest digital manufacturing source for rapid prototyping and on-demand production. The technology-enabled company produces custom parts and assemblies in as fast as 1 day with automated 3D printing, CNC machining, sheet metal fabrication, and injection molding processes. Its digital approach to manufacturing enables accelerated time to market, reduces development and production costs, and minimizes risk throughout the product life cycle. Visit protolabs.com for more information.

Source: Proto Labs, Inc.

Investor Relations Contact:

Proto Labs

Dan Schumacher, 763-479-7240

Director of Investor Relations

daniel.schumacher@protolabs.com

 or

Media Contact:

Padilla for Proto Labs

Tim Nelson, 612-455-1789

tim.nelson@padillaco.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2017[1]	2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$36,707	$68,795
Short-term marketable securities	57,424	39,477
Accounts receivable, net	51,503	34,060
Inventory	11,271	9,310
Income taxes receivable	461	445
Other current assets	6,267	5,697
Total current assets	163,633	157,784

Property and equipment, net	166,662	139,474
Long-term marketable securities	37,034	84,479
Goodwill	129,752	28,916
Other intangible assets, net	17,614	2,655
Other long-term assets	2,672	933
Total assets	$517,367	$414,241

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$15,876	$11,322
Accrued compensation	12,100	7,670
Accrued liabilities and other	8,408	4,435
Short-term debt obligations	5,000	-
Income taxes payable	1,000	-
Total current liabilities	42,384	23,427

Long-term income taxes payable	2,181	-
Long-term deferred tax liabilities	6,966	7,003
Other long-term liabilities	4,621	3,978

Shareholders' equity	461,215	379,833
Total liabilities and shareholders' equity	$517,367	$414,241

[1] The unaudited condensed consolidated balance sheet at December 31, 2017 reflects the preliminary allocation of RAPID’s purchase price to identifiable tangible and intangible net assets acquired and the excess purchase price to goodwill. A final determination of the fair value of the assets acquired and liabilities assumed may differ materially from the preliminary estimates.

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue
Injection Molding	$50,245	$41,598	$194,432	$175,974
CNC Machining	30,421	20,897	103,739	81,407
3D Printing	11,268	9,788	43,329	37,847
Sheet Metal	1,767	-	1,767	-
Other	477	70	1,223	2,827
Total revenue	94,178	72,353	344,490	298,055

Cost of revenue	41,290	32,041	150,648	131,118
Gross profit	52,888	40,312	193,842	166,937

Operating expenses
Marketing and sales	15,393	11,949	56,856	46,131
Research and development	5,776	5,278	23,560	22,388
General and administrative	12,944	8,254	41,200	36,651
Total operating expenses	34,113	25,481	121,616	105,170
Income from operations	18,775	14,831	72,226	61,767
Other income, net	430	112	2,209	2,454
Income before income taxes	19,205	14,943	74,435	64,221
Provision for income taxes	4,933	5,571	22,657	21,514
Net income	$14,272	$9,372	$51,778	$42,707

Net income per share:
Basic	$0.53	$0.35	$1.94	$1.62
Diluted	$0.53	$0.35	$1.93	$1.61

Shares used to compute net income per share:
Basic	26,705,909	26,457,302	26,647,610	26,365,173
Diluted	27,009,017	26,609,929	26,845,071	26,564,639

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2017	2016
Operating activities
Net income	$51,778	$42,707
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,474	17,485
Stock-based compensation expense	8,558	6,775
Deferred taxes	90	2,780
Amortization of held-to-maturity securities	1,063	1,173
Loss on impairment of assets	513	455
Other	(153)	(1,541)
Changes in operating assets and liabilities	1,425	7,665
Net cash provided by operating activities	81,748	77,499

Investing activities
Purchases of property and equipment	(32,635)	(33,616)
Cash used for acquisitions, net of cash acquired	(110,533)	-
Purchases of marketable securities	(20,037)	(89,315)
Proceeds from maturities of marketable securities	47,972	62,176
Purchases of other assets and investments	(8,742)	-
Net cash used in investing activities	(123,975)	(60,755)

Financing activities
Proceeds from issuance of debt	5,000	-
Acquisition-related contingent consideration	-	(400)
Proceeds from exercises of stock options and other	8,602	5,715
Repurchases of common stock	(4,410)	-
Net cash provided by financing activities	9,192	5,315
Effect of exchange rate changes on cash and cash equivalents	947	(917)
Net (decrease) increase in cash and cash equivalents	(32,088)	21,142
Cash and cash equivalents, beginning of period	68,795	47,653
Cash and cash equivalents, end of period	$36,707	$68,795

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, impairment on assets, acquisition costs, unrealized (gain) loss on foreign currency, charges related to the exit of facilities and legal settlement

GAAP net income	$14,272	$9,372	$51,778	$42,707
Add back:
Stock-based compensation expense	2,400	1,515	8,558	6,775
Amortization expense	107	163	501	683
Impairment on assets	513	-	513	455
Acquisition costs	1,875	-	1,875	-
Unrealized (gain) loss on foreign currency	(102)	217	(185)	(1,243)
Facilities-related charges	-	222	-	1,373
Legal settlement	-	-	(417)	-
Total adjustments [1]	4,793	2,117	10,845	8,043
Provisional charges related to the tax effect of deemed repatriation of foreign earnings	2,400	-	2,400	-
Revaluation of net deferred tax assets and liabilities	(4,262)	-	(4,262)	-
Income tax benefits on adjustments [2]	(1,520)	(646)	(3,344)	(3,139)
Non-GAAP net income	$15,683	$10,843	$57,417	$47,611

Non-GAAP net income per share:
Basic	$0.59	$0.41	$2.16	$1.81
Diluted	$0.58	$0.41	$2.14	$1.79

Shares used to compute non-GAAP net income per share:
Basic	26,705,909	26,457,302	26,647,610	26,365,173
Diluted	27,009,017	26,609,929	26,845,071	26,564,639

  [1] Stock-based compensation expense, amortization expense, impairment on assets, acquisition costs, unrealized (gain) loss on foreign currency, facilities-related charges and legal settlement were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cost of revenue	$273	$318	$970	$1,318
Marketing and sales	405	234	1,429	974
Research and development	295	312	1,091	1,396
General and administrative	3,922	1,036	7,957	5,598
Other income, net	(102)	217	(602)	(1,243)
Total adjustments	$4,793	$2,117	$10,845	$8,043

[2] For the three months and year ended December 31, 2017 and 2016, income tax effects were calculated using the effective tax rate for the relevant jurisdictions. Our non-GAAP tax rates differ from our GAAP tax rates due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions.

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$94,178	$72,353	$344,490	$298,055
Income from operations	18,775	14,831	72,226	61,767
GAAP operating margin	19.9%	20.5%	21.0%	20.7%
Add back:
Stock-based compensation expense	2,400	1,515	8,558	6,775
Amortization expense	107	163	501	683
Acquisition Costs	1,875	-	1,875	-
Impairment on assets	513	-	513	455
Facilities-related charges	-	222	-	1,373
Total adjustments	4,895	1,900	11,447	9,286
Non-GAAP income from operations adjusted for stock-based compensation expense, amortization expense, acquisition costs, impairment on assets and facilities-related charges	$23,670	$16,731	$83,673	$71,053
Non-GAAP operating margin	25.1%	23.1%	24.3%	23.8%

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended			Three Months Ended		% Change
	December 31, 2017			December 31, 2016%		Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$72,067	$-	$72,067	$54,566	32.1%	32.1%
Europe	18,930	(1,427)	17,503	14,847	27.5%	17.9%
Japan	3,181	106	3,287	2,940	8.2%	11.8%
Total Revenue	$94,178	$(1,321)	$92,857	$72,353	30.2%	28.3%

	Year Ended			Year Ended		% Change
	December 31, 2017			December 31, 2016%		Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$263,086	$-	$263,086	$223,930	17.5%	17.5%
Europe	70,154	(282)	69,872	63,365	10.7%	10.3%
Japan	11,250	361	11,611	10,760	4.6%	7.9%
Total Revenue	$344,490	$79	$344,569	$298,055	15.6%	15.6%

[1] Revenue growth for the three month and year ended periods ended December 31, 2017 has been recalculated using 2016 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

[2] This column presents the percentage change from GAAP revenue growth for the three month and year ended periods ended December 31, 2016 to GAAP revenue growth for the three month and year ended periods ended December 31, 2017.

[3] This column presents the percentage change from GAAP revenue growth for the three month and year ended periods ended December 31, 2016 (calculated using the foreign currency exchange rates in effect during those periods) to non-GAAP revenue growth for the three month and year ended periods ended December 31, 2017 (as recalculated using 2016 foreign currency exchange rates in order to provide a constant currency comparison).

	Three Months Ended			Three Months Ended				% Change
	December 31, 2017			December 31, 2016%				Adjusted
	GAAP	Adjustments[4]	Non-GAAP	GAAP	Adjustments[4]	Non-GAAP	Change	Revenue
Revenues
Injection Molding	$50,245	$-	$50,245	$41,598	$(485)	$41,113	20.8%	22.2%
CNC Machining	30,421	(1,657)	28,764	$20,897	-	20,897	45.6%	37.6%
3D Printing	11,268	-	11,268	9,788	-	9,788	15.1%	15.1%
Sheet Metal	1,767	(1,767)	0	-	-	-	*	*
Other	477	(155)	322	70	-	70	*	*
Total Revenue	$94,178	$(3,579)	$90,599	$72,353	$(485)	$71,868	30.2%	26.1%

*Percentage change not meaningful.

	Year Ended			Year Ended				% Change
	December 31, 2017			December 31, 2016%				Adjusted
	GAAP	Adjustments[4]	Non-GAAP	GAAP	Adjustments[4]	Non-GAAP	Change	Revenue
Revenues
Injection Molding	$194,432	$(550)	$193,882	$175,974	$(2,904)	$173,070	10.5%	12.0%
CNC Machining	103,739	(1,657)	102,082	81,407	-	81,407	27.4%	25.4%
3D Printing	43,329	-	43,329	37,847	(242)	37,605	14.5%	15.2%
Sheet Metal	1,767	(1,767)	0	-	-	-	*	*
Other	1,223	(155)	1,068	2,827	(1,784)	1,043	*	*
Total Revenue	$344,490	$(4,129)	$340,361	$298,055	$(4,930)	$293,125	15.6%	16.1%

*Percentage change not meaningful.

[4] Revenue growth for the three month and year periods ended December 31, 2017 and 2016 has been recalculated to exclude revenue earned from the acquisition of Rapid and two discontinued manufacturing processes, Metal Injection Molding (MIM) and Magnesium Thixomolding (Thixo), discontinued non-core resin resale business and unprofitable Alphaform 3D Printing contracts.

Proto Labs, Inc.
Revenue by Geography
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:
United States	$72,067	$54,566	$263,086	$223,930
Europe	18,930	14,847	70,154	63,365
Japan	3,181	2,940	11,250	10,760
Total Revenue	$94,178	$72,353	$344,490	$298,055

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Unique product developers and engineers served	16,985	14,046	37,267	31,457

Note: the information above includes unique product developers and engineers who purchased our 3D Printed products in the United States and Europe through our web-based customer interface.  The information does not include 3D Printing, Injection Molding and Sheet Metal customers resulting from the Alphaform and RAPID acquisitions who do not utilize our web-based customer interface.